Exhibit 10.21

PROMISSORY DEMAND NOTE

$30,000	September 12, 2003

FOR VALUE RECEIVED, H.E.R.C. Products Incorporated, a Delaware Corporation (“Maker”), promises to pay to S. Steven Carl (“Holder”), or order, the principal sum of Thirty Thousand Dollars ($30,000), together with interest on the unpaid portion thereof from date until paid at the rate of eight percent (8%) per annum from September 12, 2003, on demand, as follows:

Maker shall make payment in lawful money of the United States of America.

This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder.

This Note is nonrecourse as to Maker and is made without the pledge of any security interest in the property, realty or personalty, of Maker.

The Maker agrees that in case of the event of default in payment of this Note, and it is placed in the hands of an attorney for collection, or suit is brought on the same, or same is collected through Probate or Bankruptcy proceedings, then an additional amount of ten percent (10%) on the principal and interest of this Note shall be added to the same as collection fees.

The laws of the State of Virginia excluding its conflict of laws rules shall govern this Note. The exclusive jurisdiction and venue of any legal action instituted by any party to this Note shall be Norfolk, Virginia.

MAKER:

H.E.R.C. Products Incorporated

(a Delaware Corporation)

By:

John A. Gulick III Vice President—Office of General Counsel

HOLDER:

S. Steven Carl

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